For More Information:
Ronald A. Miller
Senior Vice President and Chief Financial Officer
Phone: 585-786-1102

FOR IMMEDIATE RELEASE

Financial Institutions, Inc. Reports Third Quarter Earnings

WARSAW, N.Y., October 19, 2004 — Financial Institutions, Inc. (NASDAQ:FISI)

today reported diluted earnings per share for the third quarter of 2004 were $0.42, an increase of 27% over $0.33 per share for the same period last year. Third quarter 2004 net income was $5.1 million, an increase of $1.0 million, or 26%, over third quarter 2003 net income of $4.1 million. Third quarter earnings were positively impacted by a $3.4 million decrease in the provision for loan losses. Third quarter 2004 return on average assets and return on equity improved to 0.94% and 11.36%, respectively, compared with 0.75% and 8.70%, respectively, in the same period last year.
For the first nine months of 2004, net income was $13.3 million, or $1.08 per diluted share, up 11% compared with $12.0 million, or $0.97 per diluted share, for the same period in 2003. Return on average assets and return on average equity improved to 0.81% and 9.79%, respectively, for the nine-month period in 2004 compared with 0.74% and 8.73%, respectively for the same period in 2003. The growth in net income was primarily the result of a $4.7 million decrease in the provision for loan losses.
Asset Quality and Provision for Loan Losses
Nonperforming assets at September 30, 2004 declined to $49.7 million, compared with $52.1 million at December 31, 2003, and $51.9 million at September 30, 2003. The ratio of the allowance for loan losses to nonperforming loans improved to 65% at September 30, 2004, compared with 56% at December 31, 2003 and 57% at September 30, 2003. Net loan charge-offs for the third quarter of 2004 were $1.9 million, or 0.60% of average loans, compared with $3.1 million, or 0.89% of average loans in the same period last year.
The provision for loan losses for the third quarter of 2004 was $2.1 million compared with $5.6 million in the third quarter of last year. For the first nine-month period of 2004, the provision for loan losses was $9.5 million, down $4.7 million from $14.2 million in the first nine months of 2003.
Peter G. Humphrey, President and CEO of Financial Institutions, Inc. (FII) stated, “The third quarter results reflect our strong focus on improving credit quality with a resulting decline in our provision for loan losses. We continue to work at reducing our level of nonperforming assets in the most cost effective manner. We have also made investments in people and processes to provide for a stronger credit and sales culture within the organization. This investment in time and human resources was reflected in a higher cost structure.”
Net Interest Income

In the third quarter of 2004, net interest income increased 4% to $19.2 million compared with $18.5 million in the third quarter of 2003. Net interest margin expanded to 3.98% for the third quarter of 2004, an increase of 12 basis points from 3.86% for the same period last year and 16 basis points from 3.82% for the second quarter of 2004. The increase in net interest income and net interest margin was partially attributed to the recent increase in market interest rates, which has had a favorable impact on earning asset yields while minimally affecting funding costs. This improvement helped to offset the decline in average earning assets.

Noninterest Income
Noninterest income decreased 10% in the third quarter of 2004 to $6.4 million compared with $7.1 million for the same period last year, primarily due to a decrease in mortgage banking income of $0.7 million from $1.1 million in the third quarter of 2003 to $417,000 in the current quarter. This decline was partially attributed to the lower volume of residential mortgage loans sold in the current quarter relative to the historically high levels of refinancing activity in 2003. Higher income from service fees reflects FII’s expanding portfolio of products provided to its customers throughout its four-bank service territory. This increase in income from service fees plus financial services fees and commissions and other income mostly offset lower income from the gain on securities compared with last year’s third quarter.
Noninterest expense

Noninterest expense for the third quarter of 2004 totaled $16.4 million, up 10% compared with $14.9 million for the third quarter of 2003. The increase in noninterest expense was mostly attributable to higher compliance costs, credit collection expenses and costs for additional lending and credit administration staff. The additional noninterest expenses, coupled with a slowing of revenue growth, were the principal factors in the rise in the Company’s efficiency ratio to 60.82% for the three months ended September 30, 2004, compared with 55.30% for the same period a year ago.
Balance Sheet Trends
FII depends in part on its strong core deposit base to fund its interest income activities. Average deposits grew a modest 2% for the quarter ended September 30, 2004 to $1.83 billion compared with $1.80 billion at the end of the third quarter last year. For the nine-month periods, the average balance of deposits increased 3% to $1.85 billion in 2004 from $1.79 billion in 2003.
Loans are the primary earning asset for the Company. Total loans declined in the third quarter to $1.27 billion as of September 30, 2004, down $77.9 million from December 31, 2003 and down $106.1 million from one year ago. As FII has been actively working to reduce credit risk in the loan portfolio and implement more stringent underwriting requirements, its loan origination process has slowed. The expansion of the loan origination staff and additional training on the new credit processes combined with expanded sales training activities should help the growth of the loan portfolio.
Mr. Humphrey noted, “As a result of our focused efforts on implementing a stronger credit process and reworking our loan portfolio, energy and resources were diverted from growing our customer base and loan origination. We are now adding resources to the front end of our business and are reinforcing our strong sales and service culture with training and support.”
At September 30, 2004 the Company had total assets of $2.21 billion, a 1% increase from $2.19 billion at September 30, 2003. Total shareholders’ equity at September 30, 2004 was $188.0 million compared with $182.7 million a year earlier, while book value per common share at September 30, 2004 was $15.21, an increase of 3% from $14.78 at September 30, 2003.

About Financial Institutions, Inc.
FII is the bank holding company parent of Wyoming County Bank, The National Bank of Geneva, Bath National Bank, and First Tier Bank and Trust with $2.2 billion in assets. Its four banks provide a wide range of consumer and commercial banking services to individuals, municipalities, and businesses through a network of 49 offices and 71 ATMs in Western and Central New York State. FII’s Financial Services Group also provides diversified financial services to its customers and clients, including brokerage, trust, insurance and employee benefits and compensation consulting. More information on FII and its subsidiaries is available through the Company web site at www.fiiwarsaw.com.

Safe Harbor Statement
This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include the quality of collateral associated with nonperforming loans, the speed or cost of resolving bad loans, the ability to hire sales personnel, the likelihood of increasing the customer base and the loan portfolio, the economic conditions in the area the Company operates, customer preferences, the competition and other factors discussed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise these statements following the date of this press release.

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FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
Consolidated Statement of Income
(Unaudited)
	For the three months ended
	September 30,

			$		%

(Dollars in thousands, except per share amounts)	2004	2003	Change		Change

Interest income	$26,630	$27,310		$(680)	(2)%
Interest expense	7,403	8,770		(1,367)	(16)%

Net interest income	19,227	18,540		687	4%
Provision for loan losses	2,147	5,590		(3,443)	(62)%

Net interest income after provision for loan losses	17,080	12,950		4,130	32%

Noninterest income:
Service charges on deposits	3,108	2,973		135	5%
Financial services group fees and commissions	1,423	1,408		15	1%
Mortgage banking activities	417	1,113		(696)	(63)%
Gain on sale and call of securities	14	581		(567)	(98)%
Other	1,398	984		414	42%

Total noninterest income	6,360	7,059		(699)	(10)%

Noninterest expense:
Salaries and employee benefits	9,220	8,491		729	9%
Other	7,139	6,405		734	11%

Total noninterest expense	16,359	14,896		1,463	10%
Income before income taxes	7,081	5,113		1,968	38%
Income taxes	1,964	1,058		906	86%

Net income	5,117	4,055		1,062	26%
Preferred stock dividends	374	374		—	—%

Net income available to common shareholders	$4,743	$3,681		$1,062	29%

Memo: Taxable-equivalent net interest income	$20,334	$19,636		$698	4%

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
Ratios and Other Data
(Unaudited)
	For the three months ended
	September 30,

			$		%

(Dollars in thousands, except per share amounts)	2004	2003	Change		Change

Per common share data:
Net income – basic	$0.42	$0.33		$0.09	27%
Net income – diluted	$0.42	$0.33		$0.09	27%
Cash dividends declared	$0.16	$0.16		$—	—%
Book value	$15.21	$14.78		$0.43	3%

Common shares outstanding:
Weighted average shares – actual	11,196,646	11,159,433
Weighted average shares – diluted	11,253,282	11,265,904
Period end actual	11,197,075	11,162,209

Performance ratios, annualized:
Return on average assets	0.94%	0.75%
Return on average common equity	11.36%	8.70%
Common dividend payout ratio	38.10%	48.48%
Net interest margin (tax-equivalent)	3.98%	3.86%
Efficiency ratio	60.82%	55.30%

Asset quality data and ratios:
Loans past due over 90 days and still accruing	$1,179	$1,723
Restructured loans	—	3,098
Nonaccrual loans	46,471	46,352
Other real estate owned	2,089	756

Total nonperforming assets	$49,739	$51,929

Net loan charge-offs	$1,940	$3,054
Nonperforming loans to total loans	3.76%	3.73%
Nonperforming assets to total loans and ORE	3.92%	3.78%
Allowance for loan losses to total loans	2.46%	2.12%
Allowance for loan losses to nonperforming loans	65%	57%
Net loan charge-offs to average loans (annualized)	0.60%	0.89%

Capital ratios:
Average common equity to average total assets	7.64%	7.78%
Leverage ratio	7.30%	7.00%
Tier 1 risk-based capital ratio	11.21%	9.99%
Risk-based capital ratio	12.47%	11.25%

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
Consolidated Statement of Income
(Unaudited)
	For the nine months ended
(Dollars in thousands, except per share amounts)	September 30,

			$		%

	2004	2003	Change		Change

Interest income	$79,361	$84,601		$(5,240)	(6)%
Interest expense	22,981	28,027		(5,046)	(18)%

Net interest income	56,380	56,574		(194)	—%
Provision for loan losses	9,459	14,199		(4,740)	(33)%

Net interest income after provision for loan losses	46,921	42,375		4,546	11%

Noninterest income:
Service charges on deposits	8,973	8,399		574	7%
Financial services group fees and commissions	4,388	4,110		278	7%
Mortgage banking activities	1,541	2,849		(1,308)	(46)%
Gain on sale and call of securities	88	1,023		(935)	(91)%
Gain on sale of credit card portfolio	1,177	—		1,177	N/A
Other	3,310	2,940		370	13%

Total noninterest income	19,477	19,321		156	1%

Noninterest expense:
Salaries and employee benefits	27,440	25,408		2,032	8%
Other	20,491	20,011		480	2%

Total noninterest expense	47,931	45,419		2,512	6%
Income before income taxes	18,467	16,277		2,190	13%
Income taxes	5,143	4,276		867	20%

Net income	13,324	12,001		1,323	11%
Preferred stock dividends	1,122	1,122		—	—%

Net income available to common shareholders	$12,202	$10,879		$1,323	12%

Memo: Taxable-equivalent net interest income	$59,745	$59,946		$(201)	—%

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
Ratios and Other Data
(Unaudited)
	For the nine months ended
	September 30,

			$		%

(Dollars in thousands, except per share amounts)	2004	2003	Change		Change

Per common share data:
Net income – basic	$1.09	$0.98		$0.11	11%
Net income – diluted	$1.08	$0.97		$0.11	11%
Cash dividends declared	$0.48	$0.48		$—	—%

Common shares outstanding:
Weighted average shares – actual	11,183,651	11,142,055
Weighted average shares – diluted	11,248,307	11,244,866
Period end actual	11,197,075	11,162,209

Performance ratios, annualized:
Return on average assets	0.81%	0.74%
Return on average common equity	9.79%	8.73%
Common dividend payout ratio	44.04%	48.98%
Net interest margin (tax-equivalent)	3.88%	3.95%
Efficiency ratio	60.49%	55.87%

Asset quality data and ratio:
Net loan charge-offs	$7,355	$6,806
Net loan charge-offs to average loans (annualized)	0.75%	0.67%

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
Consolidated Statements of Financial Condition
(Unaudited)
	September 30

			$		%

(Dollars in thousands)	2004	2003	Change		Change

ASSETS
Cash, due from banks and interest-bearing deposits	$58,460	$66,653		$(8,193)	(12)%
Federal funds sold	29,857	53,228		(23,371)	(44)%
Investment securities	761,984	603,795		158,189	26%
Loans	1,267,396	1,373,455		(106,059)	(8)%
Allowance for loan losses	(31,168)	(29,052)		(2,116)	7%

Loans, net	1,236,228	1,344,403		(108,175)	(8)%
Goodwill	40,946	40,621		325	1%
Other assets	80,545	77,650		2,895	4%

Total assets	$2,208,020	$2,186,350		$21,670	1%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:
Demand	$272,115	$263,433		$8,682	3%
Savings, money market, and int-bearing checking	852,770	826,114		26,656	3%
Certificates of deposit	737,445	738,379		(934)	—%

Total deposits	1,862,330	1,827,926		34,404	2%
Short-term borrowings	38,861	70,392		(31,531)	(45)%
Long-term borrowings	81,416	68,606		12,810	19%
Junior subordinated debentures	16,702	—		16,702	N/A
Trust preferred securities	—	16,200		(16,200)	(100)%
Other liabilities	20,682	20,489		193	1%

Total liabilities	2,019,991	2,003,613		16,378	1%

Shareholders’ equity:
Preferred equity	17,733	17,735		(2)	—%
Common equity	170,296	165,002		5,294	3%

Total shareholders’ equity (1)	188,029	182,737		5,292	3%

Total liabilities and shareholders’ equity	$2,208,020	$2,186,350		$21,670	1%

(1) Includes the after-tax impact of net unrealized gains on investment securities classified as available for sale of $5,686 and $8,098 at September 30, 2004 and 2003, respectively.

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
Consolidated Average Statements of Financial Condition
(Unaudited)
	For the three months ended September 30,

			$		%

(Dollars in thousands)	2004	2003	Change		Change

ASSETS
Cash, due from banks and interest-bearing deposits	$44,789	$45,077		$(288)	(1)%
Federal funds sold	14,245	65,648		(51,403)	(78)%
Investment securities	741,971	579,085		162,886	28%
Loans	1,284,746	1,378,713		(93,967)	(7)%
Allowance for loan losses	(31,290)	(26,375)		(4,915)	19%

Loans, net	1,253,456	1,352,338		(98,882)	(7)%
Goodwill	40,946	40,621		325	1%
Other assets	80,501	74,639		5,862	8%

Total assets	$2,175,908	$2,157,408		$18,500	1%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:
Demand	$277,192	$254,528		$22,664	9%
Savings, money market, and int-bearing checking	807,102	789,078		18,024	2%
Certificates of deposit	748,916	753,866		(4,950)	(1)%

Total deposits	1,833,210	1,797,472		35,738	2%
Short-term borrowings	43,182	65,336		(22,154)	(34)%
Long-term borrowings	81,970	71,151		10,819	15%
Junior subordinated debentures	16,702	—		16,702	N/A
Trust preferred securities	—	16,200		(16,200)	(100)%
Other liabilities	16,971	21,677		(4,706)	(22)%

Total liabilities	1,992,035	1,971,836		20,199	1%

Shareholders’ equity:
Preferred equity	17,734	17,735		(1)	—%
Common equity	166,139	167,837		(1,698)	(1)%

Total shareholders’ equity	183,873	185,572		(1,699)	(1)%

Total liabilities and shareholders’ equity	$2,175,908	$2,157,408		$18,500	1%

FINANCIAL INSTITUTIONS, INC. AND SUBSIDIARIES
Consolidated Average Statements of Financial Condition
(Unaudited)
(Dollars in thousands)	For the nine months ended September 30,

			$		%

	2004	2003	Change		Change

ASSETS
Cash, due from banks and interest-bearing deposits	$44,294	$43,627		$667	2%
Federal funds sold	34,518	46,523		(12,005)	(26)%
Investment securities	711,170	621,990		89,180	14%
Loans	1,307,497	1,356,183		(48,686)	(4)%
Allowance for loan losses	(30,292)	(24,068)		(6,224)	26%

Loans, net	1,277,205	1,332,115		(54,910)	(4)%
Goodwill	40,771	40,615		156	—%
Other assets	79,937	72,307		7,630	11%

Total assets	$2,187,895	$2,157,177		$30,718	1%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:
Demand	$263,736	$239,843		$23,893	10%
Savings, money market, and int-bearing checking	814,851	797,424		17,427	2%
Certificates of deposit	766,999	748,428		18,571	2%

Total deposits	1,845,586	1,785,695		59,891	3%
Short-term borrowings	41,528	63,490		(21,962)	(35)%
Long-term borrowings	84,469	85,164		(695)	(1)%
Junior subordinated debentures	16,702	—		16,702	N/A
Trust preferred securities	—	16,200		(16,200)	(100)%
Other liabilities	15,355	22,365		(7,010)	(31)%

Total liabilities	2,003,640	1,972,914		30,726	2%

Shareholders’ equity:
Preferred equity	17,734	17,738		(4)	—%
Common equity	166,521	166,525		(4)	—%

Total shareholders’ equity	184,255	184,263		(8)	—%

Total liabilities and shareholders’ equity	$2,187,895	$2,157,177		$30,718	1%